SUB-ADVISORY AGREEMENT
AMONG ALLSPRING FUNDS TRUST,
ALLSPRING FUNDS MANAGEMENT, LLC AND
ALLSPRING GLOBAL INVESTMENTS (UK) LIMITED

This AMENDED AND RESTATED SUB-ADVISORY AGREEMENT (this “Agreement”) is made as of this 1st day of November, 2021, as amended and restated as of December 6, 2021, by and among Allspring Funds Trust (the “Trust”), a statutory trust organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, Allspring Funds Management, LLC (the “Adviser”), a limited liability company organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, and Allspring Global Investments (UK) Limited (the “Sub-Adviser”), a private liability company incorporated under the laws of England and Wales with its principal place of business at 30 Moorgate, London EC2R 6PJ.

WHEREAS, this Sub-Advisory Agreement amends and replaces the agreement dated November 1, 2021 previously entered into by and between the parties;

WHEREAS, the Adviser and the Sub-Adviser are registered investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Trust is engaged in business as an open-end investment company with one or more series of shares and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust’s Board of Trustees (the “Board”) has engaged the Adviser to perform investment advisory services for each series of the Trust under the terms of an investment management agreement, dated November 1, 2021, between the Adviser and the Trust (the “Management Agreement”); and

WHEREAS, the Adviser, acting pursuant to the Management Agreement, wishes to retain the Sub-Adviser, and the Trust’s Board has approved the retention of the Sub-Adviser, to provide investment advisory services to the series of the Trust listed in Appendix A hereto, as it may be amended from time to time (the “Fund”), and the Sub-Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, the Trust, the Adviser and Sub-Adviser agree as follows:

Section 1.  Appointment of Sub-Adviser.  The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Declaration of Trust, as amended or supplemented from time to time, By-Laws (if any) and Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act and the Securities Act of 1933 (the “Securities Act”), including any representations made in the prospectus and statement of additional information relating to the Fund contained therein and as may be amended or supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Board.

Subject to the direction and control of the Board, the Adviser manages the investment and reinvestment of the assets of the Fund and provides for certain management and other services as specified in the Management Agreement.

Subject to the direction and control of the Board and the Adviser, the Sub-Adviser shall manage the investment and reinvestment of the assets of the Fund as specified in this Agreement, and shall provide the management and other services specified below in Section 2(a), all in such manner and to such extent as may be directed in writing from time to time by the Adviser.  Notwithstanding anything in this Agreement to the contrary, the Adviser shall be responsible for compliance with any statute, rule, regulation, guideline or investment restriction that applies to the Fund’s investment portfolio as a whole and the Sub-Adviser’s responsibility and liability shall be limited to following any written instruction the Sub-Adviser receives from the Adviser.

The investment authority granted to the Sub-Adviser shall include the authority to exercise whatever powers the Trust may possess with respect to any of its assets held by the Fund, including, but not limited to, the power to exercise rights, options, warrants, conversion privileges, redemption privileges, and to tender securities pursuant to a tender offer.  The Sub-Adviser shall not, however, be responsible for voting proxies, for participating in class actions and/or other legal proceedings on behalf of the Fund, but will provide such assistance as is reasonably requested in writing by the Adviser.

Section 2.  Duties, Representations and Warranties of the Sub-Adviser.

(a)
The Sub-Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets for the Fund.  To carry out such decisions, the Sub-Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Fund.  In all purchases, sales and other transactions in securities and other assets for the Fund, the Sub-Adviser is authorized to exercise full discretion and act for the Trust and instruct the Fund’s custodian (the “Custodian”) in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

The Sub-Adviser acknowledges that the Fund and other mutual funds advised by the Adviser (collectively, the “fund complex”) may engage in transactions with certain sub-advisers in the fund complex (and their affiliated persons) in reliance on exemptions under Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940 Act.  Accordingly, the Sub-Adviser hereby agrees that it will not consult with any other sub-adviser of a fund in the fund complex that is not an affiliated person (as that term is defined in the 1940 Act) of the Adviser, or an affiliated person of such a sub-adviser, concerning transactions for a fund in securities or other fund assets.  With respect to a multi-managed Fund, the Sub-Adviser shall be limited to managing only the discrete portion of the Fund’s portfolio as may be determined from time-to-

time by the Board or the Adviser, and shall not consult with any sub-adviser that is not an affiliated person of the Adviser as to any other portion of the Fund’s portfolio concerning transactions for the Fund in securities or other Fund assets.

(b)
Following the close of each calendar quarter, the Sub-Adviser will report to the Board regarding the investment performance of the Fund since the prior report, and will also keep the Board informed of important developments known by it to affect the Trust, the Fund and the Sub-Adviser, and on its own initiative will furnish the Board and the Adviser from time to time with such information as the Sub-Adviser, in its sole discretion, believes appropriate, whether concerning the individual companies whose securities are held by a Fund, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments.  The Sub-Adviser will also furnish the Board and the Adviser with such statistical and analytical information with respect to securities held by the Fund as the Sub-Adviser, in its sole discretion, believes appropriate or as the Board or the Adviser may reasonably request in writing.

The Sub-Adviser shall promptly notify the Adviser of (i) any material changes regarding the Sub-Adviser that would impact disclosure in the Trust’s Registration Statement, or (ii) any material violation of any requirement, provision, policy or restriction that the Sub-Adviser is required to comply with under Section 6 of this Agreement.  The Sub-Adviser shall, within two business days, notify both the Adviser and the Trust of any legal process served upon it in connection with its activities hereunder, including any legal process served upon it on behalf of the Adviser, the Fund or the Trust.  The Sub-Adviser, upon the written request of the Custodian, shall reasonably cooperate with the Custodian in the Custodian’s processing of class actions or other legal proceedings relating to the holdings (historical and/or current) of the Fund.

(c)
The Sub-Adviser may from time to time employ or sub-contract the services of certain persons as the Sub-Adviser believes to be appropriate or necessary to assist in the execution of the Sub-Adviser’s duties hereunder; provided, however, that the employment of or sub-contracting to any such person shall not relieve the Sub-Adviser of its responsibilities or liabilities hereunder.  The cost of performance of such duties shall be borne and paid by the Sub-Adviser.  No obligation may be imposed on the Trust in any such respect.

The Sub-Adviser shall supervise and monitor the activities of its representatives, personnel and agents in connection with the execution of its duties and obligations hereunder.  The appropriate personnel of the Sub-Adviser will be made available to consult with the Adviser, the Trust and the Board at reasonable times and upon reasonable notice concerning the business of the Trust.

(d)
The Sub-Adviser shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act.  The Sub-Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable federal securities laws, the Internal Revenue Code of 1986, as amended, and Employee Retirement Income Security Act of 1974, as amended, including the rules and regulations thereunder, all documents and records relating to the services provided by the Sub-

Adviser pursuant to this Agreement required to be prepared and maintained by the Trust.  The books and records pertaining to the Trust which are in possession of the Sub-Adviser shall be the property of the Trust.  The Trust, or the Trust’s authorized representatives (including the Adviser), shall have access to such books and records at all times during the Sub-Adviser’s normal business hours.  Upon the reasonable written request of the Trust, copies of any such books and records shall be provided or procured by the Sub-Adviser to the Trust or the Trust’s authorized representatives as soon as reasonably practicable.

(e)
The Sub-Adviser represents and warrants to the Adviser and the Trust that: (i) the retention of the Sub-Adviser as contemplated by this Agreement is authorized by the Sub-Adviser’s governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which the Sub-Adviser or its property is bound, whether arising by contract, operation of law or otherwise; (iii) this Agreement has been duly authorized by appropriate action of the Sub-Adviser and when executed and delivered by the Sub-Adviser will be the legal, valid and binding obligation of the Sub-Adviser, enforceable against the Sub-Adviser in accordance with the terms hereof, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) if Sub-Adviser furnishes to Adviser or the Trust the Sub-Adviser’s composite performance record for inclusion in Fund documents, (A) the composite performance record of the Sub-Adviser’s executive officers furnished to the Adviser and the Trust in writing prior to the date hereof (the “Data”) is true and correct, and has been prepared in accordance with applicable laws, rules, regulations, interpretations and in accordance with industry guidelines and standards with respect to standardized performance information; (B) there is no information material to an understanding of the Data which the Sub-Adviser has not provided in writing to the Adviser prior to the date hereof; (C) the accounts included in the Data include all fully discretionary accounts managed by the Sub-Adviser’s executive officers designated to act as portfolio managers of the Fund over the period covered that have investment objectives, policies and strategies that are substantially similar to those that will be followed by the Fund as approved by the Board; (D) the Sub-Adviser has the right, free from any legal or contractual restrictions thereon, to the use, reproduction, and incorporation of the Data in the public disclosure or marketing materials of the Fund, including the prospectus and the statement of additional information and proxy statements (the “Public Disclosure”); and (E) the Sub-Adviser is legally entitled to grant, and hereby grants, such rights to the Adviser and/or the Trust with respect to the use of the Data in the Public Disclosure, including with respect to any Public Disclosure filed with the Commission prior to the date hereof.

(f)
The Sub-Adviser shall provide its services in accordance with the Sub-Adviser’s Order Execution Policy and the Sub-Adviser’s assessment that the services are suitable for the Adviser and the Fund.

The Adviser confirms that it has read and consents to the Sub-Adviser’s Order Execution Policy. Details of the Sub-Adviser’s Order Execution Policy are set out at https://www.wellscap.com/about-us/investment-teams/wfam-credit-europe.jsp. The Sub-Adviser shall notify the Adviser of any material changes to the Order Execution Policy. Specific instructions from the Adviser in relation to the execution of an order or orders may prevent the

Sub-Adviser from following its Order Execution Policy in relation to such order or orders in respect of the elements of execution covered by the instructions.

As provided by the Sub-Adviser’s Order Execution Policy, there is the possibility that the Sub-Adviser may execute orders for transactions outside a regulated market, multilateral trading facility organised trading facility (a “Trading Venue”). The Adviser hereby consents to the Sub-Adviser executing orders outside a Trading Venue.

Section 3.  Delivery of Documents to the Sub-Adviser.  The Adviser has furnished the Sub-Adviser with true, correct and complete copies of the following documents:

(a)
The Declaration of Trust, as in effect on the date hereof;
(b)
The Registration Statement filed with the Commission under the 1940 Act, including the form of prospectus related to the Fund included therein;
(c)
The Management Agreement; and
(d)
Written guidelines, policies and procedures adopted by the Trust.

The Adviser will furnish the Sub-Adviser with all future amendments and supplements to the foregoing as soon as practicable after such documents become available.  The Adviser shall furnish the Sub-Adviser with any further documents, materials or information that the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder, including a valid legal entity identifier and update as required.

Sub-Adviser shall not be responsible for compliance with any document, materials, instruction or other information not provided to Sub-Adviser in a timely manner until a reasonable time after receipt of same by Sub-Adviser.

The Sub-Adviser shall furnish the Adviser with written certifications, in such form as the Adviser shall reasonably request in writing, that it has received and reviewed the most recent version of the foregoing documents provided by the Adviser and that it will comply with such documents in the performance of its obligations under this Agreement.

The Sub-Adviser shall also require the Adviser to provide the following information (and updates to such information as may have already been provided) relating to the Fund:

(a)
the Fund’s financial situation (including its ability to bear losses); and
(b)
the Fund’s investment objective, including its risk tolerance.

The Sub-Adviser will need to obtain such information in order to make a recommendation or take a decision which is suitable for the Fund. The Sub-Adviser is entitled to assume that the Adviser and/or the Fund (as applicable) has the necessary level of experience and knowledge to understand the risks involved in any transactions related to Investment Advice (as defined in the FCA Rules) provided by the Sub-Adviser or discretionary investment management. Where the Sub-Adviser is providing Investment Advice, the Sub-Adviser may also assume that the Fund (and, where applicable, the Adviser) are able financially to bear any related investment risks consistent with its investment objectives. The reason for assessing suitability is to enable the Sub-Adviser to act in the Adviser and the Fund’s best interests. It is therefore important that the Adviser provides accurate and up-to-date information. Where the Adviser has not provided the Sub-Adviser with such information, the Sub-Adviser shall be under no obligation to provide the applicable service.

Section 4.  Delivery of Documents to the Adviser.  The Sub-Adviser has furnished, and in the future will furnish, the Adviser with true, correct and complete copies of each of the following documents:

(a)
The Sub-Adviser’s most recent Form ADV;
(b)
The Sub-Adviser’s most recent balance sheet; and
(c)
The current Code of Ethics of the Sub-Adviser, adopted pursuant to Rule 17j-1 under the 1940 Act, and annual certifications regarding compliance with such Code.

In addition, the Sub-Adviser will furnish the Adviser with (i) a summary of the results of any future examination of the Sub-Adviser by the Commission or other regulatory agency with respect to the Sub-Adviser’s activities hereunder to the extent that it is lawful to do so and the Sub-Adviser is not otherwise prohibited from making such disclosure; and (ii) copies of its policies and procedures adopted pursuant to Rule 206(4)-7 under the Advisers Act.

The Sub-Adviser will furnish the Adviser with all such documents as soon as practicable after such documents become available to the Sub-Adviser, to the extent that such documents have been changed materially.  The Sub-Adviser shall furnish the Adviser with any further documents, materials or information as the Adviser may reasonably request in connection with Sub-Adviser’s performance of its duties under this Agreement, including, but not limited to, information regarding the Sub-Adviser’s financial condition, level of insurance coverage and any certifications or sub-certifications which may reasonably be requested in connection with Fund registration statements, Form N-CSR filings or other regulatory filings, and which are appropriately limited to Sub-Adviser’s responsibilities under this Agreement.

Section 5.  Control by Board.  As is the case with respect to the Adviser under the Management Agreement, any investment activities undertaken by the Sub-Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Fund, shall at all times be subject to the direction and control of the Trust’s Board.

Section 6.  Compliance with Applicable Requirements.  In carrying out its obligations under this Agreement, the Sub-Adviser shall at all times comply with:

(a)
investment guidelines, policies and restrictions established by the Board that have been communicated in writing to the Sub-Adviser;

(b)
all applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations adopted thereunder;

(c)
the Registration Statement of the Trust, as it may be amended from time to time, filed with the Commission under the Securities Act and the 1940 Act and delivered to the Sub-Adviser;

(d)
the provisions of the Declaration of Trust of the Trust, as it may be amended or supplemented from time to time and delivered to the Sub-Adviser;

(e)
the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Trust or the Fund, and any rules and regulations adopted thereunder;

(f)
the rules and regulations of any applicable regulator (including, without limitation, the rules of the FCA (“FCA Rules”), the rules of any relevant exchange and any other laws or regulations (whether of the UK, European Union, European Economic Authority, third country or transnational) applicable to the Sub-Adviser in the provision of services to the Adviser and the Trust (“Applicable Regulation”); and

(g)
any other applicable provisions of state or federal law, and any rules and regulations adopted thereunder.

Section 7.  Proxies.  The Adviser shall have responsibility to vote proxies solicited with respect to issuers of securities in which assets of the Fund are invested from time to time in accordance with the Trust’s policies on proxy voting.  The Sub-Adviser will provide, when requested in writing by the Adviser, information on a particular issuer to assist the Adviser in the voting of a proxy.

Section 8.  Expenses.  All of the ordinary business expenses incurred in the operations of the Fund and the offering of its shares shall be borne by the Fund unless specifically provided otherwise in this Agreement.  The expenses borne by the Fund include, but are not limited to, brokerage commissions, taxes, legal, auditing or governmental fees, the cost of preparing share certificates, custodian, transfer agent and shareholder service agent costs, expense of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to Board and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Fund in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Fund’s shareholders.

The Sub-Adviser shall pay its own expenses in connection with the services to be provided by it pursuant to this Agreement.  In addition, the Sub-Adviser shall be responsible for reasonable out-of-pocket costs and expenses incurred by the Adviser or the Trust: (a) to amend the Trust’s registration statement (other than as part of a normal annual updating of the registration statement) or supplement the Fund’s prospectus, and circulate the same, solely to reflect a change in the personnel of the Sub-Adviser responsible for making investment decisions in relation to the Fund; or (b) to obtain shareholder approval of a new sub-advisory agreement as a result of a “change in control” (as such term in defined in Section 2(a)(9) of the 1940 Act) of the Sub-Adviser, or to otherwise comply with the 1940 Act, the Securities Act, or any other applicable statute, law, rule or regulation, as a result of such change.

Section 9.  Compensation.  As compensation for the sub-advisory services provided under this Agreement, the Adviser shall pay the Sub-Adviser fees, payable monthly, at the annual rates indicated on Appendix B hereto, as such Schedule may be amended or supplemented as agreed to in writing by the parties from time to time.  It is understood that the Adviser shall be responsible for the Sub-Adviser’s fee for its services hereunder, and the Sub-Adviser agrees that it shall have no claim against the Trust or the Fund with respect to compensation under this Agreement.

Section 10.  Standard of Care.  The Trust and the Adviser will expect of the Sub-Adviser, and the Sub-Adviser will give the Trust and the Adviser the benefit of, the Sub-Adviser’s best judgment and efforts in rendering its services to the Trust, and the Sub-Adviser shall not be liable hereunder for any mistake in judgment.  In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser or any of its officers, directors, employees or agents, the Sub-Adviser shall not be subject to liability to the Adviser, to the Trust or to any shareholders in the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.  Notwithstanding the foregoing, the Sub-Adviser shall be responsible for the accuracy and completeness (and liability for the lack thereof) of the statements and any Data (only if Sub-Adviser furnishes to Adviser or the Trust any such Data for inclusion in Fund documents) furnished by the Sub-Adviser for use by the Adviser in the Fund’s offering materials (including the prospectus, the statement of additional information, advertising and sales materials) and any proxy statements that pertain to the Sub-Adviser, the portfolio managers of the Fund and the investment of the Fund’s assets.

Nothing in this Agreement (including Sections 10, 15 or 16 of this Agreement) shall be construed to relieve either the Sub-Adviser or the Adviser of any claims or liability arising under federal securities laws or any non-waivable provisions of any other federal or state laws.

Section 11.  Non-Exclusivity. The services of the Sub-Adviser to the Adviser and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities, subject to the provisions of the Sub-Adviser’s Conflict of Interest Policy. Subject to this policy, it is understood and agreed that officers or directors of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

Nothing in this Agreement shall be deemed to impose upon the Sub-Adviser any obligation to purchase or sell for the Fund any security or other property that the Sub-Adviser purchases or sells for its own accounts or for the account of any other client.

Any information or recommendations supplied by the Sub-Adviser to the Adviser or the Trust in connection with the performance of its obligations hereunder shall be treated as confidential and for use by the Adviser, the Trust or such persons as they may designate, solely in connection with the Fund, except as required by applicable law or as otherwise provided hereunder, it being understood and agreed that the Adviser and the Trust may disclose Fund portfolio holdings information in accordance with the Trust’s policies and procedures governing the disclosure of Fund portfolio holdings, as amended or supplemented from time to time.  Information supplied by the Adviser or the Trust to the Sub-Adviser in connection with performing its obligations under this Agreement shall be treated by the Sub-Adviser as confidential and for use by the Sub-Adviser solely in connection with the Fund and the performance of the Sub-Adviser’s obligations hereunder.

Section 12.  Records.  The Sub-Adviser shall, with respect to orders the Sub-Adviser places for the purchase and sale of portfolio securities of the Fund, maintain or arrange for the maintenance of the documents and records required pursuant to Rule 31a-1 under the 1940 Act, as well as trade tickets and confirmations of portfolio trades, and such other records as the Adviser reasonably requests to be maintained.  The Sub-Adviser may also keep records of electronic communications between the Sub-Adviser and the Adviser.

All such records shall be maintained in a form reasonably acceptable to the Adviser and the Trust and in compliance with the provisions of Rule 31a-1 or any successor rule.  All such records will be the property of the Trust, and will be made available for inspection by the Trust and its authorized representatives (including the Adviser).  The Sub-Adviser shall promptly, upon the Trust’s written request, surrender to the Trust those records that are the property of the Trust or the Fund; provided, however, that the Sub-Adviser may retain copies of such records.

Section 13.  Term and Approval. This Agreement shall become effective with respect to a Fund for an initial two-year term after it is approved in accordance with the express requirements of the 1940 Act, and executed by the Trust, Adviser and Sub-Adviser and shall thereafter continue from year to year, provided that the continuation of the Agreement is approved in accordance with the requirements of the 1940 Act, which currently requires that the continuation be approved at least annually:

(a)
(i) by the Trust’s Board of Trustees or (ii) by the vote of “a majority of the outstanding voting securities” of the Fund (as defined in Section 2(a)(42) of the 1940 Act, and
(b)
by the affirmative vote of a majority of the Trust’s Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

Section 14.  Termination. This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the Fund’s outstanding voting securities, or by the Adviser or Sub-Adviser upon sixty (60) days’ written notice to the other party.  The notice provided for herein may be waived by the party entitled to receipt thereof.  This Agreement shall automatically terminate in the event of its assignment, the term “assignment” for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act, as it may be interpreted by the Commission or its staff in interpretive releases, or applied by the Commission staff in no-action letters, issued under the 1940 Act.

This Agreement may also be terminated immediately by the Adviser, the Sub-Adviser or the Trust in the event that a respective party: (i) breaches a material term of this Agreement; or (ii) commits a material violation of any governing law or regulation; or (iii) engages in conduct that would have a material adverse effect upon the reputation or business prospects of a respective party.

Section 15.  Indemnification by the Sub-Adviser.  In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Trust or the Adviser, or any of their respective officers, directors, employees, affiliates or agents, the Trust and the Adviser, respectively, shall not be responsible for, and the Sub-Adviser hereby agrees to indemnify and hold harmless the Trust and the Adviser and their respective officers, directors, employees, affiliates and agents (severally, but not jointly) against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses, liability, claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, arising out of or attributable to the willful misfeasance, bad faith, grossly negligent acts or reckless disregard of obligations or duties hereunder or the breach of any representation and warranty hereunder on the part of the Sub-Adviser or any of its officers, directors, employees affiliates or agents.  Notwithstanding the foregoing, the Sub-Adviser shall not be liable hereunder for any losses or damages resulting from the Sub-Adviser’s adherence to the Adviser’s written instructions, or for any action or inaction by the Sub-Adviser consistent with the Standard of Care described in Section 10 of this Agreement.

Section 16.  Indemnification by the Trust and the Adviser.  Provided that the conduct of the Sub-Adviser, its partners, employees, affiliates and agents is consistent with the Standard of Care described in Section 10 of this Agreement, the Sub-Adviser shall not be responsible for, and the Trust and the Adviser (severally, but not jointly) hereby agree to indemnify and hold harmless the Sub-Adviser, its partners, employees, affiliates and agents against any and all losses, damages, costs, charges, reasonable counsel fees and expenses, payments, expenses, liability, claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, relating to the Sub-Adviser’s act(s) or omission(s) in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or arising out of or attributable to conduct of the party from whom such indemnification is sought and relating to: (i) the advertising, solicitation, sale, purchase or pledge of securities, whether of the Fund or other securities, undertaken by the Fund, its officers, directors, employees, affiliates or agents, (ii) any violations of the securities laws, rules, regulations, statutes and codes, whether federal or of any state, by the Fund or the Adviser, respectively, or their respective officers, directors, employees, affiliates or agents, or (iii) the willful misfeasance, bad faith, grossly negligent acts or reckless disregard of obligations or duties hereunder on the part of the Fund or the Adviser, respectively, or their respective officers, directors, employees, affiliates or agents.

Section 17.  Communications.  Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice.  Until further notice to the other party, it is agreed that the address of the Trust shall be 525 Market Street, 12th Floor, San Francisco, California 94105, and that of the Adviser shall be 525 Market Street, 12th Floor, San Francisco, California 94105, and that of the Sub-Adviser shall be 30 Moorgate, London EC2R 6PJ.

The Sub-Adviser may be required from time to time to provide the Adviser with certain information in a “durable medium”, pursuant to Applicable Regulation. Such information may include information relating to the Sub-Adviser and its services, the nature and risks of certain financial instruments, safeguarding of financial instruments and holding of client money, costs and associated charges and its Order Execution Policy. The Adviser specifically consents to the provision by the Sub-Adviser of such information where not personally addressed to the Adviser and (where permitted by Applicable Regulation) by means of a website.

Section 18.  Questions of Interpretation.  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, or interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act.  In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware to the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted.

Section 19.  Amendment.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the Fund.  Otherwise, a written amendment of this Agreement is effective upon the approval of the Board, the Adviser and the Sub-Adviser.
Section 20.  Risk Acknowledgement.  The Sub-Adviser does not guarantee the future performance of the Fund, the success of any investment decision or strategy that the Sub-Adviser may use, or the success of the Sub-Adviser’s overall management of the Fund.  Each of the Trust and the Adviser understand that investment decisions made for the Fund by the Sub-Adviser are subject to various market, currency, economic and business risks, and that those investment decisions will not always be profitable.  The Sub-Adviser will only be responsible for providing the advisory and portfolio management services specified in Section 2(a) above.

Section 21.  Authority to Execute Agreement.  Each of the individuals whose signature appears below represents and warrants that he or she has full authority to execute this Agreement on behalf of the party on whose behalf he or she has affixed his or her signature to this Agreement.  The Trust and the Adviser will deliver to the Sub-Adviser such evidence of its authority with respect to this Agreement as Sub-Adviser may reasonably require.  The Sub-Adviser will deliver to the Trust and the Adviser such evidence of its authority with respect to this Agreement as the Trust or the Adviser may reasonably require.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in triplicate by their respective officers on the day and year first written above.

ALLSPRING FUNDS TRUST
on behalf of the Fund

By:

Name: Matthew Prasse
Title: Secretary

ALLSPRING FUNDS MANAGEMENT, LLC

By:
Name: Andrew Owen
Title: President and CEO

ALLSPRING GLOBAL INVESTMENTS (UK) LIMITED

By:
Name: Deirdre Flood
Title: Director and CEO

APPENDIX A

ALLSPRING GLOBAL INVESTMENTS (UK) LIMITED
SUB-ADVISORY AGREEMENT
ALLSPRING FUNDS TRUST

Absolute Return Fund
Allspring Alternative Risk Premia Fund
Allspring Core Plus Bond Fund1
Allspring Diversified Income Builder Fund
Allspring Income Plus Fund2
Allspring Managed Account CoreBuilder Shares – Series CP3
Allspring Managed Account CoreBuilder Shares – Series SP4
Allspring Short-Term Bond Plus Fund5

Approved as of August 19, 2025

1  On August 19, 2025 the Board of Trustees of Allspring Funds Trust approved the appointment of Allspring Global Investments (UK) Limited as sub-adviser to the Allspring Core Plus Bond Fund, effective on or about November 3, 2025.
2  On August 19, 2025 the Board of Trustees of Allspring Funds Trust approved the appointment of Allspring Global Investments (UK) Limited as sub-adviser to the Allspring Income Plus Fund, effective on or about November 3, 2025.
3  On August 19, 2025 the Board of Trustees of Allspring Funds Trust approved the appointment of Allspring Global Investments (UK) Limited as sub-adviser to the Allspring Managed Account CoreBuilder Shares – Series CP, effective on or about November 3, 2025.
4  On August 19, 2025 the Board of Trustees of Allspring Funds Trust approved the appointment of Allspring Global Investments (UK) Limited as sub-adviser to the Allspring Managed Account CoreBuilder Shares – Series SP, effective on or about November 3, 2025.
5  On August 19, 2025 the Board of Trustees of Allspring Funds Trust approved the appointment of Allspring Global Investments (UK) Limited as sub-adviser to the Allspring Short-Term Bond Plus Fund, effective on or about November 3, 2025.

APPENDIX B

ALLSPRING GLOBAL INVESTMENTS (UK) LIMITED
SUB-ADVISORY AGREEMENT
FEE AGREEMENT
ALLSPRING FUNDS TRUST

This fee agreement is effective as of the 19th day of August, 2025, by and between Allspring Funds Management, LLC (the “Adviser”) and Allspring Global Investments (UK) Limited (the “Sub-Adviser”).

WHEREAS, the parties have entered into an Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management and other services to the series of Allspring Funds Trust listed in Appendix A to the Sub-Advisory Agreement (the “Fund”); and

WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as indicated on this Appendix B;

NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the average daily net assets of the Fund throughout the month:

Fund Name	Sub-Advisory Fee
Allspring Absolute Return Fund	0.075%
Allspring Alternative Risk Premia Fund	First 100M Next 200M Next 200M Over 500M	0.15% 0.135% 0.12% 0.11%
Allspring Core Plus Bond Fund[6]	All Assets	0.010%
Allspring Diversified Income Builder Fund	First 100M Next 200M Next 200M Over 500M	0.090% 0.080% 0.070% 0.060%
Allspring Managed Account CoreBuilder Shares – Series CP7	0.00

6  On August 19, 2025 the Board of Trustees of Allspring Funds Trust approved the appointment of Allspring Global Investments (UK) Limited as sub-adviser to the Allspring Core Plus Bond Fund, effective on or about November 3, 2025.
7  On August 19, 2025 the Board of Trustees of Allspring Funds Trust approved the appointment of Allspring Global Investments (UK) Limited as sub-adviser to the Allspring Managed Account CoreBuilder Shares – Series CP, effective on or about November 3, 2025.

Fund Name	Sub-Advisory Fee
Allspring Managed Account CoreBuilder Shares – Series SP3	0.00
Allspring Income Plus Fund[4]	First 300M Over 300M	0.030% 0.020%
Allspring Short-Term Bond Plus Fund[5]	All Assets	0.010%

If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to the Fund.

Approved as of August 19, 2025

[Signature Page Follows]

The foregoing fee schedule is agreed to as of August 19, 2025, and shall remain in effect until agreed and changed in writing by the parties.

ALLSPRING FUNDS MANAGEMENT, LLC

By:
Name: John Kenney
Title: President and CEO

ALLSPRING GLOBAL INVESTMENTS (UK) LIMITED

By:

Name: Andrew Sowerby
Title: Director and CEO

3  On August 19, 2025 the Board of Trustees of Allspring Funds Trust approved the appointment of Allspring Global Investments (UK) Limited as sub-adviser to the Allspring Managed Account CoreBuilder Shares – Series SP, effective on or about November 3, 2025.
4  On August 19, 2025 the Board of Trustees of Allspring Funds Trust approved the appointment of Allspring Global Investments (UK) Limited as sub-adviser to the Allspring Income Plus Fund, effective on or about November 3, 2025.
5  On August 19, 2025 the Board of Trustees of Allspring Funds Trust approved the appointment of Allspring Global Investments (UK) Limited as sub-adviser to the Allspring Short-Term Bond Plus Fund, effective on or about November 3, 2025.